CERTIFICATE OF OWNERSHIP
                            Evidencing An Undivided
                                Interest in the

                                 EMPIRE STATE
                            MUNICIPAL EXEMPT TRUST
                                 Guaranteed 66

                                                           PLAN OF DISTRIBUTION:

NUMBER                                                                   UNITS
                                                                    **10,000**


      This is to certify that Glickenhaus & Co.
                             Lebenthal & Co., Inc.

is the owner and registered holder of this Certificate evidencing the ownership of the number of units specified on the face hereof of undivided interest in the Empire State Municipal Exempt Trust of the Series specified on the face hereof (hereinafter called the "Fund") created by the Trust Indenture and Agreement (hereinafter called the "Indenture") among Glickenhaus & Co. and Lebenthal & Co., Inc. (hereinafter called the "Depositors"), The Bank of New York (hereinafter called the "Trustee") and Standard & Poor's Corporation (hereinafter called the "Evaluator"). The Fund consists of (1) such of the tax-exempt obligations deposited in trust and listed in Schedule A of the Indenture and any other obligations that may be deposited in the Fund in exchange or substitution therefor by reason of replacement of failed contracts or refunding of the obligations initially deposited in accordance with the Indenture, as may from time to time continue to be held as part of the Fund, (2) such cash amounts as from time to time may be held in the Interest Account and the Principal Account maintained under the Indenture in the manner described on the reverse side hereof and (3) units of previously- issued Series of the Fund.

      This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Indenture.

      IN WITNESS WHEREOF, each of the Depositors has caused this Certificate to be executed in facsimile by a General Partner, the President or a Vice President thereof and The Bank of New York, as Trustee, has caused this Certificate to be executed in its corporate name by an authorized officer.

Date:  December 18, 1990



434172.1

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GLICKENHAUS & CO.,
                        Depositor

By:
      General Partner


LEBENTHAL & CO., INC.,
                        Depositor

By:
      President


THE BANK OF NEW YORK,
                        Trustee

By:
      Authorized Officer

SPECIMEN                                                              SPECIMEN

                                                           CONTROL NO. EMP 98781


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                      EMPIRE STATE MUNICIPAL EXEMPT TRUST

      At any given time this Certificate shall represent a fractional undivided interest in the Fund, the numerator of which fraction shall be the number of units set forth on the face hereof and the denominator of which shall be the total number of units of fractional undivided interest represented by all Certificates of the Fund which are outstanding at such time.

      The Depositors hereby grant and convey all of their right, title and interest in and to the Fund to the extent of the fractional undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Indenture, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

      The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee at its corporate trust office in the City of New York, and upon payment of any tax or other governmental charges, to receive, on the seventh calendar day following the day on which such tender is made, or, if such calendar day is not a business day, on the first business day prior to such calendar day, an amount in cash equal to the evaluation of the fractional undivided interest in the Fund evidenced by this Certificate, upon the basis provided for in the Indenture. The right of redemption may be suspended and the date of payment may be postponed for any period during which the New York Stock Exchange Inc. is closed or trading on that Exchange is restricted, for any period during which an emergency exists so that disposal of the obligations held in the Fund is not reasonably practicable or it is not reasonably practicable fairly to determine the value of such obligations, or for such other periods as the Securities and Exchange Commission may by order permit.

      Interest received by the Trustee as part of the Fund (including interest accrued and unpaid prior to the day of deposit of any obligation in the Fund and that part of the proceeds of the sale, liquidation, redemption or maturity of or any insurance on any such obligation which represents accrued interest) shall be credited by the Trustee to the Interest Account. The fractional undivided interest represented by this Certificate in the balance in the Interest Account (after the deductions referred to below) shall be computed as of the First Settlement Date, as defined in the Indenture, and paid to the Depositors on such date. The next computation shall be made as of the First General Record Date, as defined in the Indenture, and thereafter as of May 15 and November 15 of each year commencing with the first such day following the First General Record Date.


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      All moneys (other than interest) received by the Trustee as part of the
Fund (including amounts received from the sale, liquidation, redemption or maturity of or any insurance on any obligations held in the Fund) shall be credited by the Trustee to a separate Principal Account. The fractional undivided interest represented by this Certificate in the cash balance in the Principal Account (after the deductions referred to below) shall be computed as of the first General Record Date, and thereafter as of May 15 and November 15 of each year commencing with the first such day following the First General Record Date. The second distribution of funds from the Interest Account shall be made on the First Distribution Date as provided in the Indenture and, thereafter, an amount in cash equal to the sum of said fractional undivided interests in the Interest Account and Principal Account computed as set forth above, shall be distributed on the first day of June and December, respectively, or within a reasonable period of time thereafter, to the registered holder of this Certificate at the close of business on the fifteenth day of the month next preceding the date on which such distribution is made. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for such distribution shall be sufficient to distribute at least $1.00 per Unit.

      Distributions from the Interest and Principal Accounts shall be made by mail at the post office address of the holder hereof appearing in the registration books of the Trustee.

      From time to time deductions shall be made from the Interest Account and Principal Account, as more fully set forth in the Indenture, for redemptions, compensation of the Trustee and Evaluator, payment of any insurance premium, reimbursement of certain expenses incurred by or on behalf of the Trustee, certain legal and auditing expenses and payment of, or the establishment of a reserve for, applicable taxes, if any.

      Within a reasonable period of time after the end of each calendar year the Trustee shall furnish to the registered holder of this Certificate a statement setting forth, among other things, the amounts received and deductions therefrom and the amounts distributed during the preceding year in respect of interest on, and sales, redemptions or maturities of obligations held in the Fund.

      This Certificate shall be transferable by the registered holder hereof by presentation and surrender hereof at the corporate trust office of the Trustee properly endorsed and accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the registered holder hereof or his authorized attorney. Certificates of the Fund are interchangeable for one or more Certificates in an equal aggregate number of units of undivided interest at the corporate

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trust office of the Trustee, in denominations of a single unit of undivided interest or any multiple thereof.

      The holder hereof may be required to pay a charge of $2.00 per Certificate issued in connection with the transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

      The holder of this Certificate, by virtue of the acceptance hereof, assents to and shall be bound by the terms of the Indenture, a copy of which is on file and available for inspection at the corporate trust office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

      The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

      The Indenture and the trust created thereby shall terminate upon the maturity, redemption, sale or other disposition of the last obligation held thereunder, provided, however, that in no event shall the Indenture and the trust continue beyond the end of the calendar year immediately preceding the fiftieth anniversary of the date of the Indenture. The Indenture also provides that the trust may be terminated at any time by the written consent of one hundred percent of the Certificateholders and under certain circumstances which include a decrease in the value of the Fund to less than $2,000,000 or 20% of the value of the Fund as of the date of deposit therein by the Depositors, whichever is lower. Upon any termination the Trustee shall fully liquidate the obligations then held, if any, and distribute pro rata the funds then held in the trust upon surrender of the Certificates, all in the manner provided in the Indenture. Upon termination, the Trustee shall be under no further obligation with respect to the Fund, except to hold the funds in trust without interest until distribution as aforesaid and shall have no duty upon any such termination to communicate with the holder hereof other than by mail at the address of such holder appearing on the registration books of the Trustee.

                       STATEMENT REGARDING DISTRIBUTIONS

      On the face of this Certificate it is indicated whether the registered holder hereof has elected to receive distributions from the Interest Account monthly or semi-annually.

      This Certificate by its terms provides that distributions from the Interest Account shall be computed as of the First
Settlement Date and paid to the Depositors on such date.  The

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next computation shall be made as of the First General Record Date and an amount in cash equal to the share of the Interest Account represented by this Certificate shall be distributed on the first day of the month following the month in which the First General Record Date occurs, or within a reasonable period of time thereafter, to or upon the order of the registered holder of this Certificate at the close of business on the First General Record Date.
Thereafter distributions will be made as of the 15th day of May and November of each year, commencing with the first such day following the First General Record Date and subsequent to the date of this Certificate, and an amount in cash equal to the share of the Interest Account represented by this Certificate will be distributed on the 1st day of June and December, respectively, or within a reasonable period of time thereafter, to or upon the order of the registered holder of this Certificate at the close of business on the 15th day of the month next preceding the date on which the distribution is made.

      If the registered holder hereof has elected the monthly option, then he agrees that, in lieu of the distributions provided by this Certificate, the fractional undivided interest represented by this Certificate in the balance of the Interest Account shall be computed monthly as indicated on the face hereof. All Certificateholders of record, however, regardless of the plan of distribution selected, will receive the distribution to be made on the First Distribution Date and thereafter distributions will be made monthly or semi-annually, depending upon the plan of distribution chosen by the holder hereof.

      If monthly distributions have been selected, the fractional undivided interest represented by this Certificate in the balance in the Interest Account, after the First Distribution Date and after the deductions referred to in the Certificate, will be computed as of the 15th day of each month of each year, commencing with the first such day after the First General Record Date, and subsequent to the date of this Certificate, and an amount in cash as thus computed distributed to or upon the order of the holder at such date of computation on or shortly after the 1st day of each subsequent month.

      The plan of distribution chosen by the registered holder hereof may be changed by written notice to the Trustee not later than May 15 in any calendar year by surrender to the Trustee of this Certificate, together with a completed form for selection of a plan of distribution provided by the Trustee. A plan of distribution shall continue in effect until changed as herein provided. A change in a plan of distribution may only be made as indicated herein and will be effective as of May 16 for the ensuing twelve months.

      In the event the amount on deposit in the Interest Account is not sufficient for the payment of the amount of interest to be

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distributed to Certificateholders participating in a distribution, the Trustee shall advance its own funds and cause to be deposited in and credited to the Interest Account such amounts as may be required to permit payment of the distribution to be made and shall be entitled to be reimbursed, without interest, out of interest received by the Fund subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest. Distributions to Certificateholders who are participating in one of the optional plans for distribution of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Certificateholders participating in a different plan.



                              FORM OF ASSIGNMENT

      For Value Received
hereby sells, assigns and transfers unto
        PLEASE INSERT SOCIAL SECURITY OR
      OTHER IDENTIFYING NUMBER OF ASSIGNEE
/------------------------/


the within Certificate and does hereby irrevocably constitute and appoint attorney,
to transfer the within Certificate on the books of the Trustee, with full power of substitution in the premises.

Date:
Signature Guarantee


                                    Notice:     The signature to this
                                    assignment must correspond with the
                                    name as written upon the face of
                                    this Certificate in every
                                    particular, without alteration or
                                    enlargement whatever.


434172.1